                                                                                                Exhibit 99.1

                                                                 News Release

                                    Contact:    Mobius Management Systems, Inc.
                                   Ray Kunzmann
                       914-921-7446
                                   rkunzman@mobius.com

For Immediate Release

ALLEN SYSTEMS GROUP AND MOBIUS ANNOUNCE DEFINITIVE MERGER AGREEMENT

MOBIUS STOCKHOLDERS TO RECEIVE $10.05 PER SHARE IN CASH

MOBIUS REPORTS PRELIMINARY FISCAL THIRD QUARTER RESULTS

Rye, NY and Naples, FL, April 12, 2007 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of integrated solutions for enterprise archiving and records management, and Allen Systems Group, Inc. (“ASG”), an enterprise software provider to Global 5000 companies, today announced that they have entered into a definitive merger agreement under which ASG has agreed to acquire Mobius for $10.05 per share in cash. The $10.05 per share in cash purchase price represents a premium of approximately 35% over the $7.44 per share closing price of Mobius on Wednesday, April 11, 2007, the last trading day prior to today’s announcement.

The transaction is expected to close in the second or third calendar quarter of 2007. The completion of the merger is subject to approval of Mobius stockholders, clearance under the Hart-Scott-Rodino Anti-Trust Improvements Act and other customary closing conditions. Mobius will solicit stockholder approval for the transaction at a special meeting, subject to the mailing of a definitive proxy statement. Upon completion of the transaction, Mobius will continue as a wholly-owned subsidiary of ASG.

Mitchell Gross, co-founder, President, Chairman and CEO of Mobius, and Joseph J. Albracht, co-founder and a director of Mobius, have entered into a voting agreement with ASG pursuant to which they have agreed to vote all of their shares (collectively representing approximately 47.8% of Mobius’ outstanding shares) in favor of the transaction.  The voting agreement expires upon termination of the merger agreement.

Mobius Management Systems, Inc.  ▪  Tel: (914) 921-7200  ▪  Fax: (914) 921-1360

Mitchell Gross, Mobius’ CEO, said, “We are pleased to announce this agreement and believe that as part of Allen Systems Group, Mobius will have greater resources to service our customer and partner needs and accelerate achievement of our strategic goals. We are proud of the high quality of our customers, products and employees. I feel that, with our common vision of the software industry, and complementary product sets, this combination will enable us to provide an even broader range of powerful solutions to the marketplaces we serve.”

“Mobius Management Systems, Inc. is an industry-recognized leader in enterprise archiving and records management solutions,” says Arthur L. Allen, ASG’s founder, president and CEO. “This acquisition, combined with our acquisition of Cypress Corporation in 2005, means that ASG now offers a complete solution for Total Content Management. This is a vitally important component to Business Intelligence and to our Business Service Management solution, BSP. Also, as a private company, we believe that ASG can provide our customers unmatched reliability and flexibility.”

Mobius also reported today that it anticipates fiscal third quarter 2007 revenues will be in the range of $18.7 million to $19.2 million, which is currently expected to result in a net loss in the range of $(0.08) to $(0.10) per share. The Company had previously expected revenue of between $22 to $23 million and earnings per diluted share of between a loss of $(0.02) to a profit of $0.01.

Mobius will announce its fiscal third quarter results on April 26, 2007. The Company will also host a conference call to further discuss its fiscal third quarter 2007 operating results that will be simultaneously Web cast at http://www.mobius.com.

In connection with the proposed transaction, Mobius will promptly file with the Securities Exchange Commission (the “Commission”) a Current Report on Form 8-K, which will include the merger agreement and related documents, and will also file with the Commission in the near future a proxy statement. Investors and stockholders are advised to read the proxy statement when it becomes available because important information will be contained therein. The proxy statement will be sent to stockholders of Mobius in connection with the company’s solicitation of their adoption of the merger agreement between Mobius and ASG. Once filed, investors and stockholders will be able to obtain a free copy of that document and other documents filed by Mobius with the Commission at the Commission’s website located at http://www.sec.gov. Once

Mobius Management Systems, Inc.  ▪  Tel: (914) 921-7200  ▪  Fax: (914) 921-1360

filed, the proxy statement will also be available from Mobius by contacting Mobius Management Systems, Inc., 120 Old Post Road, Rye, New York 10580, Attention: Investor Relations, (914) 921-7200. This press release is neither a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Mobius.

About Mobius

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for enterprise archiving and records management. The Company's comprehensive software suite integrates content across disparate repositories, supports regulatory compliance, and includes content-enabled applications that automate business processes. Mobius solutions have achieved industry-wide recognition for breadth of functionality, breadth of supported formats, and high-volume, high-demand performance. The Mobius customer base is made up of leading companies across all industries, including more than sixty percent of the Fortune 100. The Company, founded in 1981, is headquartered in Rye, New York. Mobius has sales offices in the U.S., Canada, the United Kingdom, France, Germany, Italy, Sweden, the Netherlands, Switzerland, Australia and Japan. The Company also markets through a network of agents in Central and South America, Europe, Middle East, Africa and Asia.

About ASG | www.asg.com

Founded in 1986, ASG is a privately held global firm that provides a full range of enterprise software solutions in Metadata, Applications, Operations, Content, Performance, Identity, and Enterprise Management as well as the Business Service Platform, ASG’s Business Service Management (BSM) solution. ASG is headquartered in Naples, Florida, USA, with more than 75 offices serving the Americas, Europe, Middle East, Africa, and Asia/Pacific.

About Content Management. ASG offers Content Management solutions that enable any enterprise to completely control the access and distribution of information throughout the organization. A common architecture allows information to flow seamlessly among disparate information technologies. This unique capability gives users at the strategic, management, and operations levels access to information as needed, without limitations imposed by multiple platforms, operating systems, file systems, applications, and devices.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, and/or with respect to the proposed merger with ASG, are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance or achievements include, among other things, market acceptance of Mobius's products, ability to manage expenses, fluctuations in period to period results, seasonality, uncertainty of future operating results, long and unpredictable sales cycles, technological change, product concentration, competition, international sales and operations, protection of intellectual property, extended payment risk, sufficient revenues from professional services, dependence on licensed technology, risk of product defects, product liability, expansion of indirect channels, management of growth, dependence on executive management, other key employees and subcontractors, consolidation in the industries we market and sell, concerns about transaction security on the Internet, factors affecting valuation of stock option expense, changes in prevailing equity-based compensation practices, general conditions in the economy and the impact of recently enacted or proposed regulations. Certain other important factors that cause actual events not to occur as expressed in such forward-looking statements include, but are not limited to, the failure to obtain the necessary approval of the merger by Mobius’s stockholders, antitrust clearance and certain other governmental approvals in a timely manner or at all, and the failure of various other closing conditions contained in the merger agreement to be satisfied as provided therein. These risks and uncertainties are described in detail from time to time in Mobius’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 11, 2006, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

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